UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 24, 2019
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1521 Concord Pike (US 202), Suite 301
Wilmington, DE 19803
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 22, 2010, Support.com, Inc. (the “Company”) and AOL Fulfillment Services, who now does business as Verizon Media (“Verizon Media”), entered into a Fulfillment Services Promotion and Marketing Agreement (“Agreement”). The Agreement relates to the development and sale of certain products and services. The Company currently sells software products to Verizon Media pursuant to the terms of the Agreement under two programs – SUPERAntiSpyware and Computer Check-Up. Verizon Media offers these software products to its end-customers. On May 24, 2019, the Company received a letter from Verizon Media, dated May 23, 2019, providing notice that it wishes to terminate the Agreement and work with the Company to wind-down all remaining subscriptions for both programs.

The Company currently anticipates that the Computer Check-Up program will be terminated within the next one-to-two months, with no further new software sales by Verizon Media to its end-customers occurring under this program. The Company currently anticipates that the SUPERAntiSpyware program will be phased-out over a longer period of time, with no new sales by Verizon Media to its end-customers occurring under this program going forward, but with existing recurring sales ending by the end of the calendar year. In the four-quarter period ending March 31, 2019, the Company derived $1.3 million and $1.4 million of revenue from sales to Verizon Media under the Computer Check-Up program and the SUPERAntiSpyware program, respectively. In connection with the termination of the Computer Check-Up program, Verizon Media has requested that the Company fund rebates to end-customers who elect to accept a refund offer from Verizon Media. At this time, the Company has not determined to what extent, if any, the Company will fund any potential rebates. If the Company agrees to participate or is otherwise required to participate in funding any rebates provided by Verizon Media to its end-customers, the Company’s results of operations and financial condition may be materially and adversely impacted.

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s business and expected future performance as well as assumptions underlying or relating to such statements of expectation, all of which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements regarding the anticipated timing of the termination of sales under the SUPERAntiSpyware and Computer Check-Up programs to Verizon Media and the potential impact on the Company’s results of operations and financial condition if it agrees or is required to fund any rebates offered by Verizon Media to its end-customers in connection with the termination of the Computer Check-Up program. The Company is subject to many risks and uncertainties that may materially affect its business and future performance, which could cause these forward-looking statements to be inaccurate. These risks include the risk that Verizon Media elects to terminate both programs with the Company immediately or that it requires the Company to fund entirely any rebates that Verizon Media may offer to its end-customers related to the Company’s software products. The Company and its business are subject to numerous other risks and uncertainties, including those set forth in its Form 10-Q filed with the Securities and Exchange Commission on May 13, 2019, a copy of which is available at www.sec.gov. The forward-looking statements contained in this Current Report on Form 8-K are based on information as of the filing date of this report, and the Company undertakes no obligation to publicly revise or update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPPORT.COM, INC.

Date: May 31, 2019	By:	/s/ Richard Bloom
	Name:	Richard Bloom
	Title:	President and Chief Executive Officer

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